EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Certified Public Accountants
We consent to the incorporation by reference of our report dated April 4, 2006 (except Note 12 as to which the date is October 31, 2006) with respect to the consolidated financial statements of Broadspire Management Services, Inc. and Subsidiary for the years ended December 31, 2005 and 2004 in the following registration statements of Crawford & Company:
(1)	Registration Statement (Form S-8 No. 333-02051) pertaining to the Crawford & Company 1996 Employee Stock Purchase Plan

(2)	Registration Statement (Form S-8 No. 333-24425) pertaining to the Crawford & Company 1997 Non-employee Director Stock Option Plan

(3)	Registration Statement (Form S-8 No. 333-24427) pertaining to the Crawford & Company 1997 Key Employee Stock Option Plan

(4)	Registration Statement (Form S-8 No. 333-43740) pertaining to the Crawford & Company 1997 Key Employee Stock Option Plan

(5)	Registration Statement (Form S-8 No. 333-87465) pertaining to the Crawford & Company U.K. Sharesave Scheme

(6)	Registration Statement (Form S-8 No. 333-87467) pertaining to the Prism Network, Inc. Stock Option Plan

(7)	Registration Statement (Form S-8 No. 333-125557) pertaining to the Crawford & Company Executive Stock Bonus Plan

/s/ Ernst & Young LLP

Fort Lauderdale, Florida
January 12, 2007